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                                                                    EXHIBIT 23.9



                        CONSENT OF CERTIFIED APPRAISER




      As an independent certified appraiser, I hereby consent to the incorporation by reference in this registration statement of our reports dated May 12, 1997 and May 30, 1997 included in American Community Properties Trust's Form S-4, Registration No. 33-_____, and to all references to "NBValuation Group, Inc." included in this registration statement.


NBValuation Group, Inc.


/s/ Susan M. Browning
_____________________
Susan M. Browning


June 26, 1998